UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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Radian Group Inc.

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[On May 10, 2010, the following letter was sent by Radian Group Inc. to an institutional holder of Radian common stock.]

May 10, 2010

Ms. Gina R. Caires

Fidelity Investments

Investment Proxy Research

One Spartan Way TS1E

Merrimack, NH 03054

Re:	Radian Group Inc. 2010 Annual Meeting of Stockholders (Proposal 2)

Dear Gina:

Thank you for taking the time to speak with us this past Wednesday, May 6, 2010, regarding our upcoming 2010 Annual Meeting of Stockholders. Regarding our proposed amendment to the Radian Group Inc. 2008 Equity Compensation Plan (the “2008 Equity Plan”) (Proposal 2) to increase the number of authorized shares of common stock of Radian Group Inc. (the “Company”) available for issuance under the 2008 Equity Plan, we want to advise you that in 2010, the Company’s management will recommend to the Company’s Board of Directors that the 2008 Equity Plan be amended to specifically reference that any future Performance Share Awards granted under Section 10 of the 2008 Equity Plan will be granted with a minimum vesting period of at least one year. No Performance Shares Awards are currently outstanding under the 2008 Equity Plan

Sincerely,

/s/ Edward J. Hoffman
Edward J. Hoffman General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders to Be Held on May 12, 2010:

The proxy statement related to our 2010 Annual Meeting of Stockholders, as supplemented, and our 2009 Annual Report to security holders are available at www.radian.biz/StockholderReports.